SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Home Director, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Home Director, Inc.
2525 Collier Canyon Road
Livermore, California 94551

April 22, 2004

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at our executive office in Livermore, California, on Thursday, May 20, 2004, at 11:30 a.m., local time.

The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about your company. This mailing includes a copy of our annual report on Form 10-KSB for 2003.

We ask that you mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may withdraw the Proxy and vote in person at the meeting if you so desire. We hope that you will be able to attend the meeting in person, and we look forward to seeing you.

Sincerely yours,
Michael Liddle Chief Executive Officer

Home Director, Inc.
2525 Collier Canyon Road
Livermore, California 94551

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, May 20, 2004

The Annual Meeting of Stockholders of Home Director, Inc. will be held at our executive office, at 2525 Collier Canyon Road, Livermore, California 94551, on Thursday, May 20, 2004, at 11:30 a.m., local time, to consider and take action on the following matters:

1.	to elect five directors to serve on our Board of Directors, each for a one-year term and until their respective successors are elected.

2.	to approve an increase in the shares of common stock available under our Stock Option Plan from 750,000 to 2,500,000.

3.	to ratify the appointment of Mahoney Cohen & Company CPA, P.C. as our independent auditors for 2004.

4.	to transact such other business as may properly be brought before the Annual Meeting.

The Board of Directors has fixed March 22, 2004 as the record date for the Annual Meeting and all adjournments thereof. Holders of record of shares of our common stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

Your Proxy is important to ensure a quorum at the Annual Meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed Proxy in the postage-paid envelope that is provided. You may revoke the Proxy at any time prior to exercise. Sending us your Proxy will not affect your right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors,
Daryl Stemm Secretary

Livermore, California
April 22, 2004

HOME DIRECTOR, INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Home Director, Inc., a Delaware corporation ("we" or the "Company" or "Home Director"), for use at our 2004 Annual Meeting of Stockholders and for any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting is to be held at our executive office located at 2525 Collier Canyon Road, Livermore, California, on Thursday, May 20, 2004, at 11:30 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy card ("Proxy") for the Annual Meeting is enclosed, by means of which you may vote on the proposals described in this Proxy Statement.

Every Proxy which is properly completed, signed and returned to us prior to the Annual Meeting, and which has not been revoked, will be voted in accordance with the stockholder's instructions contained in the Proxy. In the absence of instructions, shares represented by each Proxy we receive will be voted:

•	FOR the election of the persons nominated to serve as directors by the Board of Directors;

•	FOR the approval of an increase in the shares of common stock available under our Stock Option Plan from 750,000 to 2,500,000; and

•	FOR the ratification of the appointment of Mahoney Cohen & Company CPA, P.C. as our independent auditors for 2004.

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their best judgment. You may revoke your Proxy at any time before it is exercised by filing with the Secretary of the Company at our executive office either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting in person and expressing a desire to vote your shares in person.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of Proxy and our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (excluding exhibits) are being mailed to our stockholders on or about April 23, 2004.

Voting Securities

Only holders of record of our common stock, par value $0.01 per share ("Common Stock"), at the close of business on March 22, 2004 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 7,222,146 shares of Common Stock. Each share of Common Stock is entitled to one vote upon all matters to be considered at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of votes which stockholders are entitled to cast at the Annual Meeting will constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are treated as present for the purpose of determining the existence of a quorum. A "broker non-vote" occurs when a broker or other nominee indicates on the Proxy that it does not have discretionary authority to vote on a particular matter.

Solicitation

We will pay the cost of soliciting proxies, consisting of the printing, handling and mailing of the form of Proxy and related material and the actual expense incurred by brokerage houses, custodians and fiduciaries in forwarding proxy materials to the beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by our officers, directors and regular employees by telephone, facsimile, electronic means, or in person. These persons will receive no extra compensation for their services. We may request persons holding shares of Common Stock in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

Proxies

The affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of our directors. The affirmative vote of a majority of our outstanding shares is required for approval of the amendment increasing the number of shares of Common Stock available for issuance under our Stock Option Plan. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of our selection of Mahoney Cohen & Company, CPA, P.C. as our independent auditors for fiscal 2004. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual's receiving a larger proportion of votes. Abstention as to the proposal to approve the amendment to our Stock Option Plan or the proposal to ratify the appointment of Mahoney Cohen & Company CPA, P.C. as our independent auditors or a broker non-vote as to the proposal to approve the amendment to our Stock Option Plan will have the same effect as a vote against such proposals. Broker non-votes with respect to the proposal to ratify the appointment of Mahoney Cohen & Company CPA, P.C. as our independent auditors will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

HDT Merger

Until December 19, 2002, we were known as Netword, Inc. On that date, we acquired all of the stock of Home Director Technologies, Inc. (formerly Home Director, Inc. and referred to in this proxy statement as "HDT") in a merger of Netword's special purpose subsidiary into HDT. Immediately before the merger, we completed a one-for-40 reverse split of our outstanding Common Stock.

As a result of the merger, HDT became our wholly-owned subsidiary, we changed our name from Netword, Inc. to Home Director, Inc., and the business of HDT became our only business. When we refer to "Netword" in this proxy statement, we are referring to the Company as it existed before the merger, and when we refer to "the merger," we are referring to the merger in which we acquired HDT.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

After vacancies created by the resignation of certain directors, the number of directors constituting our Board of Directors was reduced to five, by resolution of the Board of Directors, on March 3, 2004. We propose to elect five directors, each to hold office until our next Annual Meeting and until each director's successor is elected and qualified. Each of our current directors, Ezra P. Mager, Michael Liddle, Kent M. Klineman, Stephen B. Ste. Marie and Michael L. Wise, has been nominated by our Board of Directors for re-election.

The persons named in the enclosed Proxy will vote it for the election of the nominees listed above unless you instruct them otherwise, or unless a nominee is unwilling to serve. Our Board of Directors has no reason to believe that any nominee will be unwilling to serve, but if a nominee should determine not to serve, the persons named in the Proxy may vote for another candidate nominated by our Board of Directors.

The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required for election of each nominee as a director.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of these nominees as directors.

Information Regarding Nominees for Our Board of Directors

Name	Age	Position
Ezra P. Mager	62	Chairman of the Board of Directors
Michael Liddle	37	President, Chief Executive Officer and Director
Kent M. Klineman	71	Director
Stephen B. Ste. Marie	54	Director
Michael L. Wise	61	Director

Ezra P. Mager has been a director of the Company since April 28, 2003 and Chairman of the Board since March 3, 2004. Since March 1998 he has been President of The Torrey Funds, a New York based investment fund that invests in hedge funds. He is a director of Casabyte, Inc., a manufacturer of cell phone reliability testing equipment, and Close-Call America, a provider of local, long distance and cellular telephone services. Mr. Mager was a founding member of Furman Selz, an investment banking firm. He holds a B.A. from Cornell University and an M.B.A. from Harvard Business School.

Michael Liddle became our Chief Executive Officer as of January 1, 2004 and President and a director on March 3, 2004. From May 2002 to December 2003, Mr. Liddle was Managing Director of VBO Holdings, LLC, a consulting firm specializing in growth strategies for undervalued public software companies. From August 2001 to April 2002, he was President of Universal Internet, an internet service provider, and from November 2000 to August 2001, he was Managing Director of VBO Partners, LLC, a financial consulting firm. From August 1999 to November 2000, he was Executive Vice President and Chief Operating Officer of Eyematic Interiors. Prior to that, Mr. Liddle was a principal of Emerging Technology Partners, a firm providing strategic direction to venture capitalists and early-stage companies. Mr. Liddle has a B.A. in Economics from the University of California, San Diego.

Kent M. Klineman served as an officer of Netword's predecessor beginning in December 1996, and as a director and officer of Netword beginning in 1999. He continued to serve as a director and officer of Netword until the merger in December 2002 and has served as a director of the Company since the merger. Since 1994, he has owned and operated Klineman Holding Corp., a New York venture capital firm. He is also Chairman of the Board of Business Alliance Capital Corp., a commercial finance company, and a manager of UVE Partners LLC, a private investment fund, and a managing partner of Eagle Pass Ranch L.P., a South Dakota cattlebreeding ranch. Mr. Klineman is a graduate of Dartmouth College and Harvard Law School and holds a masters degree in taxation from N.Y.U. Law School's graduate tax program.

Stephen B. Ste. Marie became a director of the Company upon the merger and has been a director of HDT since January 2001. He is a founding partner of Comstock Capital Partners LLC, a private equity firm. From March 2001 until July 2002, he was President and Chief Operating Officer of Intertainer, an Internet Protocol and cable entertainment-on-demand service. From July 1998 until October 2000, he was Chief Executive Officer of CareerPath.com. Prior to that, he helped launch DIRECTV Inc. where he served for six years as Senior Vice President. Mr. Ste. Marie also previously served as Senior Vice President at American Television and Communications Corporation (now Time Warner Cable). Mr. Ste. Marie earned his M.B.A. at Pace University and a B.S. in industrial management at the Georgia Institute of Technology.

Michael L. Wise served as an officer of Netword's predecessor beginning in December 1996, and as Chairman of the Board, President and Chief Executive Officer of Netword beginning in 1999. He continued to serve in those capacities until the merger in December 2002 and has served as a director of the Company since the merger. Mr. Wise was a director from 1999-2002 of Finelot plc, which was in the art and antique auction business. He has been a director since 1996 of Chesapeake Composites Corp, a private company in the composite metals business. He has been a director of nStor Technologies, Inc., a manufacturer of RAID subsystems and information storage solutions, since 1988. Mr. Wise served as Chairman of the Board and an officer of nStor Technologies, Inc. from 1992 to 1997. He founded IMNET Systems, Inc., an imaging and information solutions systems provider, and served as a director and officer of that company from 1986 to 1995. Mr. Wise has a Ph.D. in theoretical physics from Brandeis University.

Compensation of Directors

As compensation for service to the Company, each director who is not an employee of the Company is entitled to receive (1) an annual fee of $12,000, (2) an additional fee of $1,000 for attendance at each meeting of the Board of Directors and (3) $500 for attendance at each meeting of a committee of the Board of Directors not held on the same day as a meeting of the Board of Directors. Ezra P. Mager, the Chairman of the Board, is entitled to receive an annual fee of $50,000 for his services in that capacity. In addition, each non-employee director of the Company is entitled to receive an annual grant of non-qualified options to purchase 12,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

Interest of Certain Persons in Matters to be Acted Upon

In January 2004, our Board of Directors granted options to purchase 420,464 shares of Common Stock at $1.30 per share to Mr. Liddle, pursuant to his employment agreement with the Company. Of these, options to purchase 158,972 shares of Common Stock were granted subject to approval by our stockholders of an increase in the number of shares of Common Stock available under our Stock Option Plan. Mr. Liddle's employment agreement (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements") calls for further grants of options to purchase up to 1.75% of our outstanding Common Stock and "in-the-money-warrants" at the end of 2004 and 2005 (depending on the Company's achievement of certain financial objectives) and such further grants are also subject to such stockholder approval. In addition, as there are currently no additional shares of Common Stock available for option grants under our Stock Option Plan, the annual grants of options to purchase 12,500 shares of Common Stock to each of our non-employee directors will also be subject to such stockholder approval. The grant of options to non-employee directors for a total of 50,000 shares of Common Stock (subject to such approval) is expected to take place on May 20, 2004.

Our Board of Directors recommends that the stockholders vote FOR the election of Ezra P. Mager, Michael Liddle, Kent M. Klineman, Stephen B. Ste. Marie and Michael L. Wise as directors of the Company.

PROPOSAL NO. 2
APPROVAL OF AN INCREASE IN THE SHARES OF COMMON STOCK
AVAILABLE UNDER OUR STOCK OPTION PLAN FROM 750,000 TO 2,500,000

Our Board of Directors has adopted an amendment (the "Amendment") to our Stock Option Plan (the "Plan"), increasing the number of shares of Common Stock available for the grant of options under the Plan from 750,000 to 2,500,000.

The Amendment is subject to stockholder approval, and we are seeking such approval at the Annual Meeting. The Plan provides for option grants to executive officers and employees which may qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and option grants to directors, executive officers, and employees which may not qualify as ISOs ("Non-ISOs").

We are currently authorized to issue up to 750,000 shares of Common Stock upon exercise of options granted under the Plan. As of April 20, 2004, there were outstanding options under the Plan to purchase all of the shares of Common Stock authorized for issuance under the Plan, plus options to purchase 838,960 shares that were granted subject to stockholder approval of the Amendment. If the Amendment is approved, we will be authorized to issue up to 2,500,000 shares of Common Stock for options granted under the Plan and there will be a total of 899,660 shares available for additional grants under the Plan.

The essential features of the Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan, as amended by the Amendment, which is included as Appendix A to this Proxy Statement.

The Plan is administered by the Compensation Committee of our Board of Directors. The purposes of the Plan are to attract and retain the best available personnel to serve the Company, and to provide additional incentive to the Company's employees and others to exert their maximum efforts toward the success of the Company by affording them an opportunity to participate in the Company's ownership. The criteria used by the Compensation Committee for granting options under the Plan are consistent with these purposes.

Generally, options granted under the Plan may be exercised for periods of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of grant. ISOs granted to stockholders owning more than 10% of the outstanding Common Stock must be exercised within five years and the exercise price for such options may not be less than 110% of the fair market value of the Common Stock on the date of grant. If the aggregate fair market value, as of the date of grant, of ISOs that first become exercisable by the grantee during any calendar year exceeds $100,000, the portion that exceeds the $100,000 limitation is treated as a Non-ISO.

The fair market value of the Common Stock for purposes of option grants is determined by the Board of Directors after it evaluates all relevant factors and information available to it, including but not limited to the current bid and asked prices of the Common Stock and the extent of any relevant market activity. Options may not be granted to members of the Compensation Committee under the Plan unless the grant of such options is approved by the entire Board of Directors. Upon the exercise of an option, payment may be made by cash, check or any other means that the Board of Directors determines.

The Board of Directors may at any time terminate the Plan or from time to time make such modifications or amendments to the Plan as it deems advisable, but it may not modify or amend the Plan in any way that would disqualify any ISO issued under the Plan or, unless stockholder approval is obtained, increase the maximum number of shares of Common Stock available for issuance pursuant to options granted under the Plan.

Federal Income Tax Consequences

The following discussion summarizes the principal federal (but not state and local) income tax consequences of the grant and exercise of options under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular grantee or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular facts and circumstances of that case. This discussion is based on the Code as currently in effect.

The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act (ERISA), nor is it qualified under Section 401(a) of the Code.

Non-Incentive Stock Options.    If a Non-ISO is granted under the Plan, no income will be recognized by the recipient at the time the option is granted. On exercise of a Non-ISO, the difference between the purchase price of the shares of Common Stock acquired and the fair market value of such shares on the date of exercise will generally be taxable to the holder of the Non-ISO as ordinary income and will be deductible by the Company for tax purposes in the year in which the holder recognizes the ordinary income. The disposition of the shares of Common Stock acquired upon exercise of a Non-ISO will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the Non-ISO.

Incentive Stock Options.    If an ISO is granted under the Plan, no income will be recognized by the recipient at the time the ISO is granted. On exercise of an ISO, the holder will generally not recognize any income and the Company will generally not be entitled to a deduction for tax purposes. The difference between the purchase price of the shares of Common Stock acquired and the fair market value of such shares on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the holder to the alternative minimum tax. The disposition of the shares of Common Stock acquired upon exercise of an ISO will ordinarily result in long-term capital gain or loss. Nevertheless, if the holder disposes of the shares of Common Stock acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income, and the Company will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the acquired Common Stock on the date of exercise over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition of shares of Common Stock over their fair market value on the date of exercise of the ISO will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

New Plan Benefits

Except with respect to the grant of options to Mr. Liddle and annual option grants to the Company's non-employee directors (discussed under "Compensation of Directors" and "Interest of Certain Persons in Matters to be Acted Upon" on page 4), the amounts and recipients of future option grants under the Plan cannot be predicted at this time. As of April 20, 2004, the last sale price of the Common Stock was $0.90.

Equity Compensation Plan Information as of December 31, 2003

The following table contains information about the shares of Common Stock underlying options granted under the Plan that were outstanding as of December 31, 2003. It does not give effect to the increase in the number of shares of Common Stock available under the Plan and does not include options granted after December 31, 2003.

	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(1)
Equity compensation plans approved by stockholders	477,128	(2)	$14.82	261,492	(2)
Equity compensation plans not approved by stockholders	2,921		$305.00	N/A
Total	480,049		$16.59	261,492	(2)

(1)	After giving effect to options granted after December 31, 2003 and without an increase in the number of shares of Common Stock available under the Plan, there are no shares of Common Stock currently available for future issuance under the Plan.
(2)	Does not give effect to grants of options to purchase an aggregate of 1,308,467 shares of Common Stock since December 31, 2003. After giving effect to such grants and assuming approval of the Amendment, there will be options to purchase 1,785,595 shares of Common Stock outstanding under the Plan and 703,025 shares of Common Stock available for issuance pursuant to future grants under the Plan.

The affirmative vote of a majority of the outstanding shares of our Common Stock is required for approval of the increase in the number of shares of Common Stock available for issuance under our Stock Option Plan from 750,000 to 2,500,000.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the increase.

Our Board of Directors recommends that our stockholders vote FOR the proposal to approve the increase.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Mahoney Cohen & Company CPA, P.C. ("Mahoney Cohen"), have been our independent auditors since 1999. Our Board of Directors has selected Mahoney Cohen to serve again as our independent auditors for the fiscal year ending December 31, 2004. The selection by the Board of Directors of Mahoney Cohen as our independent auditors for the current fiscal year is being presented to stockholders for ratification at the Annual Meeting. We know of no direct or material indirect financial interest of Mahoney Cohen in the Company or any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee. Accordingly, the Board of Directors intends to introduce the following resolution for approval by the stockholders at the Annual Meeting:

RESOLVED, that the Board of Directors' selection of Mahoney Cohen & Company CPA, P.C. to be the independent auditors of Home Director, Inc. for the fiscal year ending December 31, 2004, be, and it hereby is, ratified and approved.

One or more members of Mahoney Cohen will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees Table

The following table presents fees for professional audit services rendered by Mahoney Cohen for the audit of the Company's annual financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by Mahoney Cohen during those years.(1)

	2003		2002
Audit fees	$100,000	(2)	$80,587	(3)
Audit related fees	34,754	(4)	—
Tax fees	—		—
All other fees	—		—
Total fees	$134,754		$80,587

(1)	All amounts reported include out-of-pocket expenses incurred by Mahoney Cohen in connection with their services.
(2)	Audit services rendered to the Company in 2003 included an annual audit for the fiscal year ended December 31, 2003 and review of the Company's condensed financial statements included in its quarterly reports during the fiscal year ended December 31, 2003.
(3)	Audit services rendered to the Company and Netword in 2002 included (i) an annual audit for the fiscal year ended December 31, 2002, (ii) review of Netword's condensed financial statements included in its quarterly reports on Form 10-QSB during the fiscal year ended December 31, 2002, and (iii) preparation and review of Netword's financial statements included in Netword's registration statement on Form S-4.
(4)	Audit related services rendered to the Company in 2003 included review of the Company's financial statements in the Company's Confidential Private Placement Memorandum and Registration Statement on Form SB-2 and related due diligence.

The Audit Committee pre-approves all audit and permissible non-audit services prior to commencement of services. During 2003, the Audit Committee pre-approved 100% of the total fees to Mahoney Cohen. During 2002, none of the fees paid to Mahoney Cohen were pre-approved by the Audit Committee.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of Mahoney Cohen as our independent auditors for this fiscal year.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the selection of Mahoney Cohen & Company CPA, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2004.

Our Board of Directors recommends that our stockholders vote FOR the ratification of the selection of Mahoney Cohen & Company CPA, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2004.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us with respect to the beneficial ownership of Common Stock held of record as of April 20, 2004, by (1) all persons who are owners of 5% or more of our Common Stock, (2) each of our named executive officers, (3) each director, and (4) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
Mr. Kevin Kimberlin(1) c/o Spencer Trask & Co. 535 Madison Avenue New York, NY 10022	3,391,340	(2)	32.6
Castlerigg Master Investments Ltd. Citco Fund Services (Curacao) N.V. Kaya Flamoyan 9, PO Box 812 Curacao P7	702,576	(3)	9.3
Cedar Crescent Holdings, Ltd. Shirlaw House 87 Shirley Street Nassau, Bahamas C5 00000	702,576	(4)	9.3
Kent M. Klineman c/o Home Director, Inc. 2525 Collier Canyon Road Livermore, CA 94551	71,719	(5)	1.0
Michael Liddle c/o Home Director, Inc. 2525 Collier Canyon Road Livermore, CA 94551	58,400	(6)		*
Ezra P. Mager c/o Home Director, Inc. 2525 Collier Canyon Road Livermore, CA 94551	85,343	(7)	1.2
Jerry Steckling c/o Home Director, Inc. 2525 Collier Canyon Road Livermore, CA 94551	—			*
Stephen B. Ste. Marie c/o Home Director, Inc. 2525 Collier Canyon Road Livermore, CA 94551	13,327	(8)		*
Daryl Stemm c/o Home Director, Inc. 2525 Collier Canyon Road Livermore, CA 94551	10,155	(9)		*
Michael L. Wise c/o Home Director, Inc. 2525 Collier Canyon Road Livermore, CA 94551	33,114	(10)		*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
Robert N. Wise(11) 5569 Perugia Circle San Jose, CA 95125	141,998	(12)	1.9
Donald B. Witmer(13) 2006 Margot Place San Jose, CA 95125	43,297	(14)		*
Executive officers and directors as a group (9 persons)	457,353		6.1

*	Less than 1%
(1)	Spencer Trask & Co. is a Delaware corporation of which Mr. Kevin Kimberlin is the controlling stockholder. Spencer Trask Ventures, Inc. is a Delaware corporation and a wholly-owned subsidiary of Spencer Trask & Co.
(2)	Based on information provided by Spencer Trask & Co. Includes (i) 8,727 shares of Common Stock held by Spencer Trask Ventures, Inc., (ii) 134,325 shares of Common Stock held by Spencer Trask Private Equity Fund I LP, (iii) 79,205 shares of Common Stock held by Spencer Trask Private Equity Fund II LP, (iv) 3,095,369 shares of Common Stock issuable upon exercise of warrants held by Spencer Trask Ventures, Inc. that are exercisable within 60 days, (v) 25,544 shares of Common Stock issuable upon exercise of warrants held by Spencer Trask Investment Partners LLC that are exercisable within 60 days, (vi) 24,085 shares of Common Stock that are issuable upon exercise of warrants held by Spencer Trask Private Equity Fund I LP that are exercisable within 60 days and (vii) 24,085 shares of Common Stock that are issuable upon exercise of warrants held by Spencer Trask Private Equity Fund II LP that are exercisable within 60 days. Spencer Trask Investment Partners, LLC is a Delaware limited liability company of which Mr. Kimberlin is the non-member manager. William P. Dioguardi is the president of Spencer Trask Ventures, Inc. and the manager of Trask Partners LLC, the general partner of Spencer Trask Private Equity Fund I LP and Spencer Trask Private Equity Fund II LP, each a Delaware limited partnership.
(3)	Represents 351,288 shares of Common Stock held by Castlerigg Master Investments Ltd. and 351,288 shares of Common Stock issuable upon exercise of warrants held by Castlerigg Master Investments Ltd. that are exercisable within 60 days.
(4)	Represents 351,288 shares of Common Stock held by Cedar Crescent Holdings, Ltd. and 351,288 shares of Common Stock issuable upon exercise of warrants held by Cedar Crescent Holdings, Ltd. that are exercisable within 60 days.
(5)	Includes 12,500 shares of Common Stock issuable upon exercise of options held by Mr. Klineman that are exercisable within 60 days.
(6)	Includes 58,400 shares of Common Stock issuable upon exercise of options held by Mr. Liddle that are exercisable within 60 days. Does not include 362,064 shares of Common Stock that are issuable upon exercise of options held by Mr. Liddle that are not exercisable within 60 days.
(7)	Includes 12,500 shares of Common Stock issuable upon exercise of options held by Mr. Mager that are exercisable within 60 days.
(8)	Includes 13,327 shares of Common Stock issuable upon exercise of options held by Mr. Ste. Marie that are exercisable within 60 days.

(9)	Includes 9,331 shares of Common Stock issuable upon exercise of options held by Mr. Stemm that are exercisable within 60 days. Does not include 10,128 shares of Common Stock that are issuable upon exercise of options held by Mr. Stemm that are not exercisable within 60 days.
(10)	Includes 12,500 shares of Common Stock issuable upon exercise of options held by Mr. Wise that are exercisable within 60 days. Does not include 43,337 shares of Common Stock beneficially owned by Mr. Wise's spouse, of which he disclaims beneficial ownership.
(11)	Robert N. Wise was President, Chief Operating Officer and a director of the Company until March 3, 2004. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."
(12)	Includes 120,000 shares of Common Stock issuable upon exercise of options held by Mr. Wise that are exercisable within 60 days and 5,203 shares of Common Stock issuable upon exercise of a warrant held by Mr. Wise that is exercisable within 60 days. All options held by Mr. Wise will expire on March 3, 2005 unless exercised on or before that date.
(13)	Mr. Witmer was Chairman and Chief Executive Officer of the Company until December 31, 2003 and a director until February 12, 2004. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."
(14)	Includes 16,004 shares of Common Stock issuable upon exercise of warrants held by Mr. Witmer that are exercisable within 60 days.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table provides information about our executive officers. All of our executive officers are appointed by our Board of Directors and hold office until our next annual meeting of stockholders or until replaced at the discretion of our Board of Directors.

Name	Age	Position
Michael Liddle(1)	37	President, Chief Executive Officer and Director
Daryl Stemm	43	Chief Financial Officer and Secretary
Jerry Steckling	53	Vice President, Advanced Technology and Chief Technology Officer

(1)	Information regarding Mr. Liddle is included in this Proxy Statement under "Information Regarding Nominees for our Board of Directors" on page 3.

Daryl Stemm became our Chief Financial Officer and Secretary upon the merger. He has been Director of Finance of HDT since January 2001. Prior to joining HDT, Mr. Stemm was Director of Finance of Digital Interiors, Inc. (now our wholly-owned subsidiary) from January 2000 to December 2000. From June 1998 to December 1999, Mr. Stemm was Director of Finance and Administration of Amazing Smart Card Technologies, and from September 1989 to May 1998 he was Chief Financial Officer and Controller of Catalyst Semiconductor, Inc. Mr. Stemm holds a B.A. in business economics from the University of California, Santa Barbara.

Jerry Steckling became our Vice President, Advanced Technology, and Chief Technology Officer as of January 7, 2004. From June 1997 to November 2002, Mr. Steckling was the Chief of Acoustical Engineering at Skywalker Sound, a division of Lucas Digital Ltd.

Executive Compensation

Summary Compensation Table

For the periods indicated, the following table sets forth the compensation we and our subsidiaries paid to our chief executive officer and our other executive officers whose total compensation for 2003 exceeded $100,000.

		Annual Compensation		Long-Term Compensation
Name and Principal Positions	Year	Salary ($)		Securities Underlying Options
Donald B. Witmer(1)	2003	285,688	(2)	180,000	(3)
Chairman and Chief	2002	403,202	(4)	6,339
Executive Officer	2001	318,800	(5)	7,974
Robert N. Wise(6)	2003	219,926		180,000	(7)
President and Chief	2002	235,276		4,305
Operating Officer	2001	—		944
Daryl Stemm	2003	100,848		15,000
Chief Financial Officer and	2002	116,380		4,134
Secretary	2001	96,462		325

(1)	Mr. Witmer's employment terminated upon the expiration of his employment agreement on December 31, 2003. Michael Liddle was named Chief Executive Officer as of January 1, 2004. Mr. Liddle's employment agreement (including his compensation) is described below.
(2)	Includes a $50,000 cash bonus earned in 2002 and paid to Mr. Witmer in 2003.
(3)	Of these options, 120,000 expired unexercised on December 31, 2003 upon the termination of Mr. Witmer's employment and the remaining 60,000 expired unexercised on March 31, 2004.
(4)	Includes a $100,000 cash bonus paid to Mr. Witmer in connection with the merger.
(5)	Includes a $48,125 cash bonus earned in 2001 and paid to Mr. Witmer in 2002.
(6)	Mr. Wise resigned as President, Chief Operating Officer and a director on March 3, 2004. Mr. Wise is unrelated to Michael L. Wise, a director.
(7)	Of these options, 60,000 expired unexercised on March 3, 2004 upon Mr. Wise's resignation and the remaining 120,000 may be exercised by Mr. Wise on or before March 3, 2005.

Option Grants in 2003

The following table summarizes stock options that were granted to the above named executive officers during 2003.

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2003	Exercise Price	Expiration Date
Donald B. Witmer	180,000	38.6%	$3.75	03/31/2004(1)
Robert N. Wise	180,000	38.6%	3.75	03/03/2005(2)
Daryl Stemm	15,000	3.2%	3.75	01/16/2013

(1)	Mr. Witmer's employment terminated upon the expiration of his employment agreement on December 31, 2003. As of that date, Mr. Witmer held immediately exercisable options to purchase 73,718 shares of Common Stock. Under the terms of HDT's Stock Incentive Plan (which governs Mr. Witmer's pre-merger options), options to purchase 13,718 shares expired on December 31, 2003, and under the terms of the Company's Amended and Restated Stock Option Plan (which governs Mr. Witmer's post-merger options), the remaining options to purchase 60,000 shares expired unexercised on March 31, 2004.
(2)	Mr. Wise resigned as President, Chief Operating Officer and a director on March 3, 2004. His options to purchase 67,834 shares of Common Stock expired unexercised as of March 3, 2004. Under the terms of a Separation and Release Agreement (described below), Mr. Wise may exercise options to purchase 120,000 shares of Common Stock at $3.75 per share on or before March 3, 2005.

Option Exercise in 2003

The following table contains information about options exercised by our named executive officers during 2003 and the option values as of December 31, 2003.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Underlying Unexercised Options at December 31, 2003 Exercisable/Unexercisable	Value of In-the-Money Options at December 31, 2003 Exercisable/Unexercisable (in dollars)
Donald B. Witmer	—	—	73,718/121,240(1)	—/—
Robert N. Wise	—	—	67,834/120,000(2)	—/—
Daryl Stemm	—	—	7,622/11,837	—/—

(1)	Upon termination of Mr. Witmer's employment as of December 31, 2003, his options to purchase 13,718 shares of Common Stock expired unexercised. Mr. Witmer's remaining options to purchase 60,000 shares of Common Stock expired unexercised on March 31, 2004.

(2)	Upon termination of Mr. Wise's employment on March 3, 2004, his options to purchase 67,834 shares of Common Stock expired. Under the terms of a Separation and Release Agreement (described below), Mr. Wise may exercise options to purchase 120,000 shares of Common Stock until March 3, 2005.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Michael Liddle, Chief Executive Officer.    Mr. Liddle is employed by the Company as its chief executive officer under an employment agreement dated December 31, 2003, which expires on December 31, 2006, subject to automatic renewal for successive one-year terms unless terminated by the Company or Mr. Liddle prior to renewal. The agreement provides for an annual base salary of $216,000, subject to increase in the discretion of the Board of Directors. Mr. Liddle's annual base salary will increase to $300,000 if the Company achieves two consecutive profitable quarters, and he may be entitled to an annual cash bonus of up to 50% of his base salary, of which 75% is contingent upon the Company's achievement of certain targeted financial objectives approved by the Board of Directors and 25% is within the discretion of the Compensation Committee of the Board of Directors.

In connection with his employment, Mr. Liddle was granted options to purchase 420,464 shares of Common Stock at $1.30 per share (the market price of the Common Stock as of the date of grant), vesting in 36 equal monthly installments commencing on January 31, 2004. The number of shares of Common Stock underlying these options represents 3% of the Company's issued and outstanding Common Stock and shares of Common Stock underlying "in-the-money" warrants as of January 21, 2004. In addition to this initial grant, Mr. Liddle is entitled to receive additional stock option grants (up to a total of 1.75% of the outstanding Common Stock and "in-the-money" warrants) at the end of 2004 and again at the end of 2005, if the Company achieves certain targeted financial objectives approved by the Board of Directors for each of those years.

Under the terms of the Company's Amended and Restated Stock Option Plan, if Mr. Liddle's employment is terminated by the Company for cause, or if he terminates his employment without the Company's consent, his unexercised options will immediately expire.

If Mr. Liddle's employment is terminated without cause, he will be entitled to receive his base salary (as paid to him during the preceding 12 months or any shorter period of his employment), plus any unpaid bonus earned in the calendar year preceding such termination. If Mr. Liddle has been employed for at least six months during the calendar year in which his employment is terminated without cause, he will be eligible to receive a pro-rata portion of any bonus earned during such year, based upon the Company's achievement of applicable performance targets and subject to the discretion of the Compensation Committee of the Board of Directors. Also, in case of termination of Mr. Liddle's employment by the Company without cause, (i) all of his unvested stock options will become and remain immediately exercisable until expiration of their respective terms and (ii) he will be entitled to receive benefits under the Company's employee benefit plans for up to 12 months after the termination date or until he obtains employee benefits in connection with new employment.

Upon termination of his employment, Mr. Liddle will be subject to a two year restriction on certain activities that compete with the Company.

Donald B. Witmer.    Mr. Witmer was employed as our Chairman and Chief Executive Officer under an employment agreement that expired on December 31, 2003, at which time he resigned from these positions. All options to purchase shares of Common Stock granted to Mr. Witmer before the merger expired on December 31, 2003. On January 16, 2003, we granted Mr. Witmer options to purchase 180,000 shares of Common Stock at an exercise price of $3.75 per share, of which 60,000 expired on March 31, 2004 and the other 120,000 terminated upon his resignation. Mr. Witmer resigned as a director on February 12, 2004.

Robert Wise.    On March 3, 2004, Mr. Wise resigned as the President, Chief Operating Officer and a director of the Company and entered into a Separation and Release Agreement with us. Under the terms of this agreement, we retained Mr. Wise as an independent consultant for a transition period of 30 days and our obligation to employ Mr. Wise as President and Chief Operating Officer under his employment agreement was terminated. We agreed to pay Mr. Wise (i) $50,000 upon his resignation, (ii) $10,000 during the transition period, (iii) 2% of the Company's first year revenues derived from certain contracts and projects, and (iv) 1% of the Company's second year revenues derived from such contracts and projects. In addition, we agreed to continue to provide Mr. Wise with benefits under the Company's employee benefit plans until December 31, 2004 and to pay the remaining installments due under an automobile lease and the balance of the purchase price of the leased automobile upon expiration of the lease. We and Mr. Wise exchanged releases. Pursuant to his employment agreement, Mr. Wise remains subject to certain restrictions on his post-employment activities for up to 12 months after his resignation.

All options to purchase shares of Common Stock granted to Mr. Wise before the merger expired upon his resignation. On January 16, 2003, we granted Mr. Wise options to purchase 180,000 shares of Common Stock at an exercise price of $3.75 per share. Upon Mr. Wise's resignation, 60,000 of such options expired unexercised. Under the terms of the Separation and Release Agreement, the remaining 120,000 of such options are exercisable through March 3, 2005.

Committees of the Board of Directors and Meeting Attendance

Our Board of Directors held eight meetings during 2003. All of the current directors who were directors during 2003 were in attendance at 75% or more of such meetings held while they were in office (including meetings of committees of the Board of Directors on which they served in fiscal 2003).

Our Board of Directors has an Audit Committee consisting of Mr. Klineman (Chairman), Mr. Mager and Mr. Wise. The Audit Committee was formed in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee has a written charter, adopted on April 11, 2003, a copy of which was included as Appendix A to last year's Proxy Statement. The current members of the Audit Committee meet the requirements for director independence as set forth in Section 121A of the American Stock Exchange Company Guide (the "AMEX Listing Standards"). In addition, the Board of Directors has determined that Mr. Klineman qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. The Audit Committee met four times during fiscal 2003. The Audit Committee is responsible for providing independent objective oversight of our accounting functions and internal controls.

Our Board of Directors has a Compensation Committee consisting of Mr. Ste. Marie and Mr. Klineman. The Compensation Committee met four times during fiscal 2003. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of our executive officers and administers our Stock Option Plan.

On April 19, 2004, the Board formed a Nominating and Corporate Governance Committee, currently consisting of Messrs. Mager, Klineman and Ste. Marie, each of whom is independent as defined in Section 121A of the AMEX Listing Standards. The Nominating and Corporate Governance Committee has adopted a written charter which is available on the Company's web site at www.homedirector.com.

The functions of the Nominating and Corporate Governance Committee include (1) leading the Company's search for individuals qualified to become directors, (2) evaluating and recommending candidates to the Board for nomination for election to the Board, (3) recommending qualified individuals to be appointed to the Board in the event of a vacancy, (4) establishing and overseeing appropriate director orientation and continuing education programs and (5) assessing the qualifications of director nominee candidates.

Although the Nominating and Corporate Governance Committee has not established specific minimum requirements for director nominee candidates, in assessing qualifications, it will consider various criteria, including (1) such candidate's independence (consistent with applicable stock exchange requirements), (2) whether such candidate is a director, consultant or employee of any competitor of the Company, (3) such candidate's other obligations and time commitments and location and how such factors may impact on his or her ability to attend meetings of the Board in person and (4) any other SEC or applicable stock exchange requirements, such as financial literacy or financial expertise with respect to audit committee members. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential director nominees, although the Company may do so in the future.

As of the date hereof, the Company has not received any recommendations from stockholders requesting the Board or any of its committees to consider a nominee for inclusion among the Board's slate of nominees. Accordingly, the Nominating and Corporate Governance Committee has not at this time adopted a formal policy by which our stockholders may recommend director nominees. However, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such recommendations are made in compliance with our Bylaws and SEC regulations. The Company's Bylaws provide that a stockholder must provide written notice delivered to the Company's secretary at the Company's principal executive office not later than the date that corresponds to 120 days prior to the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. In addition, such stockholder notice must include:

As to each person whom the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of shares of the Company's Common Stock owned by such person;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

•	any other information relating to such person that is required to be included in the proxy statement (including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected).

As to the stockholder giving the notice:

•	the name and address of such stockholder, as it appears on the Company's books; and

•	the class and number of shares of the Company's stock which are beneficially owned by such stockholder.

The stockholder notice must also comply with all applicable SEC regulations.

We anticipate that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although the Nominating and Corporate Governance Committee may prefer nominees who are personally known to the existing directors and officers and whose reputations are highly regarded.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election. However, Michael Liddle was appointed to the Board in March 2004, and this meeting is the first opportunity for stockholders to consider his election.

REPORT OF THE AUDIT COMMITTEE

As described in its charter, the Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls and is also required to pre-approve any auditing services and permitted non-audit services before completion of an audit. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that the Company's financial statements are complete and accurate in accordance with generally accepted accounting principles.

In accordance with the rules adopted by the SEC, the Audit Committee states that:

•	it has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2003;

•	it has discussed with Mahoney Cohen the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented; and

•	it has received the written disclosures and the letter from Mahoney Cohen required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Mahoney Cohen their independence from the Company.

Based upon the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its written charter, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Kent M. Klineman (Chairman)
Ezra P. Mager
Michael L. Wise

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 10, 2003, we entered into a Placement Agency Agreement with Spencer Trask Ventures, Inc. ("Spencer Trask"), under which we retained Spencer Trask as our placement agent for the private sale of our Common Stock and warrants which took place in December 2003 and January 2004. Pursuant to the Placement Agency Agreement, we paid Spencer Trask cash compensation of $370,000, including a non-accountable expense allowance. In addition, we granted Spencer Trask five-year warrants to purchase a total of 1,388,272 shares of Common Stock at exercise prices ranging from $1.068 to $1.298 per share.

In connection with the merger, the Company agreed to include Michael L. Wise and Kent M. Klineman (who were officers and directors of Netword) in management's slate of nominees for director until December 19, 2005. In addition, certain former stockholders of HDT (now stockholders of the Company) agreed to vote all of their shares of Common Stock for the election of Mr. Wise and Mr. Klineman as directors of the Company for up to two years after the merger.

Prior to the merger, HDT entered into a Placement Agency Agreement with Spencer Trask, under which HDT retained Spencer Trask as placement agent for a private sale of HDT's convertible debt. HDT paid Spencer Trask cash compensation of $738,974, plus $213,550 as reimbursement for its non-accountable expenses, and granted Spencer Trask warrants to purchase shares of HDT common stock, now entitling the holder to purchase 1,463,316 shares of our Common Stock at $1.01 per share. Spencer Trask was granted the right, until December 19, 2003, to designate either a nominee or an adviser to the Company's Board of Directors. Ezra P. Mager was designated by Spencer Trask as its nominee, and he has been a director of the Company since April 28, 2003 and Chairman of the Board since March 3, 2004. The right of Spencer Trask to designate a nominee or adviser to the Company's Board of Directors expired on December 19, 2003.

On March 28, 2003, we entered into a Consulting Agreement under which we retained Spencer Trask as our non-exclusive corporate finance consultant, financial adviser and investment banker. Under this agreement, we agreed that until March 28, 2004, we would compensate Spencer Trask, in cash and/or warrants to purchase Common Stock, for advisory services in connection with acquisitions, mergers, combinations, private and public equity offerings, debt financing and other similar business transactions. No compensation has been paid under this agreement.

On January 22, 2003, we transferred all of Netword's intellectual property to Rabbit Media, Inc. (then our wholly-owned subsidiary), and sold all of the stock of Rabbit Media, Inc. to Michael L. Wise, a director of the Company and former chief executive officer of Netword. As consideration for the sale, Mr. Wise agreed to (1) indemnify the Company against future claims related to the Netword intellectual property in the event that such claims are not discharged by Rabbit Media, Inc. and (2) pay the Company 10% of any consideration that he receives from any sale of the Rabbit Media stock on or before January 22, 2005.

Board Member Attendance at Annual Meetings

We encourage, but do not require, all of our directors to attend the annual meeting of stockholders. We customarily hold a meeting of the Board of Directors coincident with the annual meeting of stockholders to minimize director travel obligations and facilitate their attendance at the annual meeting of stockholders. Two of our then current directors attended the 2003 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Although we have not, as of the date hereof, developed formal processes by which stockholders may communicate directly with directors, we believe that the informal process, in which any communication sent to the Board either generally or in the care of the Chief Executive Officer, Secretary or another corporate officer is forwarded to all members of the Board, has served the Board's and our stockholders' needs. There is no screening process, and all stockholder communications that are received by officers for the Board's attention are forwarded to the Board. In view of recently adopted SEC disclosure requirements related to this issue, the Nominating and Corporate Governance Committee may consider development of more specific procedures. Until any other procedures are developed and posted on the Company's web site, any communication to the Board should be mailed to the Board, in care of the Company's Secretary, at our corporate headquarters at 2525 Collier Canyon Road, Livermore, California, 94551. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder–Board Communication" or "Stockholder–Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Conduct

We have adopted a Code of Conduct that applies to our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions) and directors. Our Code of Conduct is available on our web site at www.homedirector.com. Any changes or waivers to the Code of Conduct for our principal executive officer, principal financial officer or principal accounting officer or persons performing similar functions will be disclosed on our web site.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of Forms 3 and 4 and amendments furnished to the Company by such persons subject to the reporting requirements of Section 16(a) of the Exchange Act, we believe that all reporting requirements under Section 16(a) for the 2003 fiscal year were met in a timely manner by our directors, executive officers and beneficial owners of more than 10% of our Common Stock.

OTHER INFORMATION

Annual Report

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (excluding exhibits) is being mailed to our stockholders with this Proxy Statement.

Other Business

As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of stockholders, it is intended that the shares represented by the Proxies solicited by our Board of Directors will be voted by the persons named in those Proxies in accordance with their best judgment.

Stockholder Proposals for 2005 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. For a stockholder proposal to be included in the proxy statement for our next annual meeting of stockholders, we must receive it at our principal executive office no later than December 23, 2004, and it must otherwise comply with the requirements of Rule 14a-8. In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not later than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our next annual meeting of stockholders, such a proposal must be received by us no later than January 20, 2005. However, if the date of our next annual meeting of stockholders is more than 60 days earlier or more than 90 days later than the date of the immediately preceding annual meeting of stockholders (i.e., prior to March 20, 2005 or after August 20, 2005), then notice must be received no earlier than 120 days prior to such annual meeting and no later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of such meeting is made, whichever comes first. All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be sent to the Secretary of the Company at 2525 Collier Canyon Road, Livermore, California 94551. Nothing in this paragraph may be deemed to require the Company to include in its proxy statement and proxy relating to the 2005 annual meeting of stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

A stockholder's notice to the Secretary must comply with applicable SEC regulations and set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (3) the number of shares of our Common Stock which are beneficially owned by the stockholder and (4) any material interest of the stockholder in such business.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. If you would like to obtain another copy of the proxy, please contact Daryl Stemm at 2525 Collier Canyon Road, Livermore,

California, 94551, telephone (925) 373-0438. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,
Ezra P. Mager Chairman of the Board of Directors

April 22, 2004

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 accompanies this Proxy Statement. We will provide copies of the exhibits to the Form 10-KSB upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary, Home Director, Inc., 2525 Collier Canyon Road, Livermore, California 94551.

HOME DIRECTOR, INC.
Stockholder Proxy

This Proxy is Solicited on Behalf of the Board of Directors of Home Director, Inc.

The undersigned hereby appoints Michael Liddle and Daryl Stemm, or either of them, as proxy or proxies of the undersigned, with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Stockholders of Home Director, Inc. (the "Company"), to be held on May 20, 2004, and at any adjournment thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	Proposal to elect five (5) directors, to serve until the 2004 annual meeting of stockholders:

( ) Ezra P. Mager	( ) Michael Liddle
( ) Kent M. Klineman	( ) Stephen B. Ste. Marie
( ) Michael L. Wise

  (     ) FOR ALL NOMINEES LISTED ABOVE

  (     ) WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED ABOVE

( )	WITHHOLD AUTHORITY FOR ALL NOMINEES EXCEPT THOSE MARKED ABOVE

2.	Proposal to approve an increase in the shares of Common Stock available under the Company's Stock Option Plan from 750,000 to 2,500,000.

                    (     ) FOR                    (     ) AGAINST                    (     ) ABSTAIN

3.	Proposal to ratify the selection of Mahoney Cohen & Company CPA, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2004.

                    (     ) FOR                    (     ) AGAINST                    (     ) ABSTAIN

4.	In the discretion of such proxy or proxies with respect to such other matters as may properly come before the meeting.

                    (     ) FOR                    (     ) AGAINST                    (     ) ABSTAIN

If no specification is made, this Proxy will be voted FOR Proposals 1, 2 and 3 listed above.

Signature

Signature, if held jointly

Dated: __________________, 2004

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APPENDIX A

AMENDED AND RESTATED
STOCK OPTION PLAN
OF
HOME DIRECTOR, INC.

1.    Purposes.

This Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel with Home Director, Inc. or any of its subsidiary corporations (collectively, the "Company"), and to provide additional incentive to such employees and others to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain stock options. Options may be granted under the Plan which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options ("Non-ISOs"). The term "subsidiary corporation" shall, for purposes of the Plan, be defined in the same manner as such term is defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

2.    Administration of the Plan.

(a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), as the Board of Directors may be composed from time to time, except as provided in subparagraph (b) of this Paragraph 2. The determinations of the Board of Directors under the Plan, including without limitation as to the matters referred to in this Paragraph 2, shall be conclusive. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to take the following actions under the Plan:

(i)    to determine the individuals to whom, and the time or times at which, ISOs to purchase the Company's shares of common Stock, par value $.01 per share ("Common Shares"), shall be granted, and the number of Common Shares to be subject to each ISO,

(ii)    to determine the individuals to whom, and the time or times at which, Non-ISOs to purchase the Company's Common Shares, shall be granted, and the number of Common Shares to be subject to each Non-ISO,

(iii)    to determine the terms and provisions of the respective stock option agreements or certificates granting ISOs and Non-ISOs (which need not be identical),

(iv)    to accelerate the exercisability of any ISO or Non-ISO;

(v)    to interpret the Plan,

(vi)    to prescribe, amend and rescind rules and regulations relating to the Plan, and

(vii)    to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. An individual to whom an option has been granted under the Plan is referred to herein as an "Optionee."

(b)    Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, except that the power to appoint members of the Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. A majority of the Committee shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Members of the Committee shall not be eligible to receive Options under this Plan unless the issuance of such Options has been previously approved by the Board of Directors.

3.    Shares Subject to the Plan.

The total number of Common Shares which shall be subject to ISOs and Non-ISOs granted under the Plan (collectively, "Options") shall be 2,500,000 in the aggregate, subject to adjustment as provided in Paragraph 8. The Company shall at all times while the Plan is in force reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Options. The Common Shares to be issued upon exercise of Options shall in whole or in part be authorized and unissued or reacquired Common Shares. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan.

4.    Eligibility.

(a)    ISOs and Non-ISOs may be granted to employees of the Company. A director or officer of the Company who is not also an employee of the Company, consultants of the Company and other persons at the Board's discretion, shall be eligible to receive Non-ISOs but shall not be eligible to receive ISOs.

(b)    An ISO may be granted, consistent with the other terms of the Plan, to an employee who owns (within the meaning of Sections 422(b)(6) and 424(d) of the Code), more than ten (10%) percent of the total combined voting power or value of all classes of stock of the Company or a subsidiary corporation (any such person, a "Principal Shareholder") only if, at the time such ISO is granted, the purchase price of the Common Shares subject to the ISO is an amount which equals or exceeds one hundred ten percent (110%) of the fair market value of such Common Shares, and such ISO by its terms is not exercisable more than five (5) years after it is granted.

(c)    Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for proper corporate purposes.

(d)    Nothing contained in the Plan shall be construed to limit the right of the Board of Directors to grant an ISO and a Non-ISO concurrently under a single stock option agreement so long as each Option is clearly identified as to its status. Furthermore, if an Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee holding such Options, and Options may be granted from time to time to one or more employees, officers, or directors who have not previously been granted Options.

(e)    To the extent that the grant of an Option results in the aggregate fair market value (determined at the time of grant) of the Common Shares (or other capital stock of the Company or any subsidiary) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and subsidiary corporations) to exceed $100,000, such Option shall be treated as an Non-ISO. The provisions of this subparagraph (e) of Paragraph 4 shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

5.    Terms of Options.

The terms of each Option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a)    The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (or in the case of the grant of an ISO to a Principal Shareholder, not less than 110% of fair market value) of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors after it evaluates all relevant factors and information available to it, including but not limited to the current bid and asked prices of the Common Shares and the extent of relevant market activity.

(b)    The purchase price of the Common Shares subject to each Non-ISO shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(c)    The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(d)    The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors, an Option shall be exercisable for ten (10) years after the Grant Date unless the Optionee of an ISO is a Principal Shareholder, in which case the said ISO shall be exercisable for 5 years after the Grant Date. Each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof or as determined by the Board of Directors, in its discretion, at the date such Option is granted.

(e)    Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Board of Directors) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by a promissory note issued by the Optionee in favor of the Company in an amount equal to such purchase price and payable on terms prescribed by the Board of Directors, which provides for the payment of interest at a fair market rate, as determined by the Board of Directors, (iv) by delivery of capital stock to the Company having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, (v) by any combination of the methods of payment described in (i) through (iv) above, or (vi) by such other methods as the Board of Directors may deem appropriate.

(f)    An Optionee shall not have any of the rights of a shareholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

(g)    No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

6.    Death or Termination of Employment.

(a)    If the employment or other relationship of an Optionee with the Company shall be terminated voluntarily by the employee and without the consent of the Company or for "Cause" (as hereinafter defined), and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee to the extent not theretofore exercised shall expire forthwith. For purposes of the Plan, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement") between Optionee and the Company, and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean (i) any continued failure by the Optionee to obey the reasonable instructions of the President or any member of the Board of Directors, (ii) continued neglect by the Optionee of his duties and obligations as an employee of the Company, or a failure to perform such duties and obligations to the reasonable satisfaction of the President or the Board of Directors, (iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of the Company including without limitation commission of a felony, embezzlement or misappropriation of funds and commission of any act of fraud or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

(b)    If such employment or other relationship shall terminate other than (i) by reason of death, (ii) voluntarily by the employee and without the consent of the Company, or (iii) for Cause, and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee may be exercised at any time within three months after such termination, subject to the provisions of subparagraph (d) of this Paragraph 6. For the purposes of the Plan, the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, and the termination of employment as a result of a disability (as defined in Section 22(e)(3) of the Code) shall be deemed to be a termination of such Optionee's employment other than voluntarily by the Optionee or for Cause.

(c)    If an Optionee dies (i) while employed by, or engaged in such other relationship with, the Company or (ii) within three months after the termination of his employment or other relationship other than voluntarily by the Optionee and without the consent of the Company or for Cause, any Options granted to such Optionee may be exercised at any time within six months after such Optionee's death, subject to the provisions of subparagraph (d) of this Paragraph 6.

(d)    An Option may not be exercised pursuant to this Paragraph 6 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of employment or such other relationship, or death, and in any event may not be exercised after the expiration of ten (10) years from the date the Option was granted, or five (5) years from the date an ISO was granted if the Optionee was a Principal Shareholder at that date.

7.    Leave of Absence.

For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company for 90 days or such longer period as shall be determined by the Board of Directors.

8.    Adjustment upon Changes in Capitalization.

(a)    In the event that the outstanding Common Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in Common Shares, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that if any of such events occur, the Board of Directors shall have the discretionary power to take any action necessary or appropriate to prevent ISOs granted hereunder from being disqualified as Incentive Stock Options or to accelerate their vesting date.

(b)    Any adjustment under this Paragraph 8 in the number of Common Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

9.    Further Conditions of Exercise.

(a)    Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

(b)    Anything in the Plan to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable.

(c)    The Board of Directors may impose any such additional terms and conditions related to the exercise of an Option or upon the Common Shares received upon such exercise which it deems appropriate, including rights of first refusal and rights to purchase Common Shares from an Optionee if the Optionee's employment or other relationship with the Company is terminated.

10.    Termination, Modification and Amendment.

(a)    The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan.

(b)    The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon.

(c)    The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not (i) modify or amend the Plan in any way that would disqualify any ISO issued pursuant to the Plan as an Incentive Stock Option or (ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of Common Shares as to which Options may be granted under the Plan or change the class of persons eligible to receive Options under the Plan.

(d)    No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options without the consent of the Optionee thereof.

11.    Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors, and all Options granted prior to such approval shall be subject thereto. In the event such approval is withheld, the Plan and all Options which may have been granted thereunder shall become null and void.

12.    Not a Contract of Employment.

Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or retain the relationship with, the Company.